UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2020
ENZON PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-36435 (Commission File Number)	22-2372868 (IRS Employer Identification No.)
20 Commerce Drive (Suite 135), Cranford, New Jersey (Address of principal executive offices)		07016 (Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors.

Resignation of Directors

On August 4, 2020, Jonathan Christodoro and Odysseas Kostas M.D. each tendered their resignations from the Board of Directors (the “Board”) of Enzon Pharmaceuticals, Inc. (the “Company”), effective upon the due election and qualification of their replacements. The decisions by Mr. Christodoro and Dr. Kostas to resign were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Directors

On August 4, 2020, the Board appointed Jordan Bleznick and Randolph C. Read as directors to the Board, effective August 4, 2020, to fill the vacancies created by the resignations of Mr. Christodoro and Dr. Kostas. Messrs. Bleznick and Read will each serve until the next annual meeting of the Company’s stockholders and until such director’s successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Mr. Bleznick was appointed by the Board after discussions with Carl C. Icahn, one of the Company's largest stockholders, and after consideration by the Governance and Nominating Committee. There are no arrangements or understandings between Mr. Bleznick and any other persons pursuant to which Mr. Bleznick was selected as a director of the Company. The Company is not aware of any relationships or transactions in which Mr. Bleznick has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K. No material plan, contract or arrangement (written or otherwise) to which Mr. Bleznick is a party or a participant was entered into or materially amended in connection with him joining the Board, and Mr. Bleznick did not receive any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event, other than the normal cash fees payable to the Company's directors.

Mr. Read was appointed by the Board after consideration by the Governance and Nominating Committee. There are no arrangements or understandings between Mr. Read and any other persons pursuant to which Mr. Read was selected as a director of the Company. The Company is not aware of any relationships or transactions in which Mr. Read has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K. No material plan, contract or arrangement (written or otherwise) to which Mr. Read is a party or a participant was entered into or materially amended in connection with him joining the Board, and Mr. Read did not receive any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event, other than the normal cash fees payable to the Company's directors.

Following the new Board appointments, Mr. Read was elected as Chairman of the Board. The Board also appointed Messrs. Bleznick and Read to its Finance and Audit Committee, replacing Mr. Christodoro and Dr. Kostas, having determined that each meets the requirements for financial literacy and independence that the Board has used to select members of that committee. Jennifer McNealy, who also serves as a director on the Board, is the other member of the Finance and Audit Committee. Messrs. Bleznick and Read were each determined by the Board to qualify as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K. Mr. Read was elected as the Chairman of the Audit Committee.

The Board has decided not to continue with separate compensation and governance and nominating committees, having determined that such committees are not required or necessary because the functions of such committees can be adequately performed by the full Board, which is comprised entirely of directors who would be considered independent under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and NASDAQ Marketplace Rule 5605(a)(2), and accordingly, has dissolved those committees. While these independence requirements are taken into account when the Board evaluates candidates for election as directors, the Company is not currently subject to Rule 10A-3 or Nasdaq listing standards as its common stock is not listed on Nasdaq or any other national securities exchange and currently trades in the over-the-counter market.

Mr. Bleznick has been the Vice President/Taxes of Starfire Holding Corporation, a privately held holding company of Mr. Icahn, since September 2002. He has been the Chief Tax Counsel for various affiliates of Mr. Icahn since April 2002. From March 2000 through March 2002, Mr. Bleznick was a partner in the New York City office of the law firm of DLA Piper, formerly known as Piper Rudnick, LLP. From March 1984 until February 2000, he was an associate and then a partner at the New York City law firm of Gordon Altman Weitzen Shalov and Wein. Mr. Bleznick received a B.A. in Economics from the University of Cincinnati in 1976, a J.D. from The Ohio State University College of Law in 1979 and a L.L.M. in Taxation from the New York University School of Law in 1980.

Mr. Read has been President and Chief Executive Officer of Nevada Strategic Credit Investments, LLC since 2009. Mr. Read has served since November 2018 as an independent manager/director and Chairman of the Board of Managers of New York REIT Liquidating, LLC, a successor to New York REIT, Inc., a publicly traded (NYSE) real estate investment trust, where Mr. Read served as an independent director from December 2014 to November 2018, including as Chairman of its Board of Directors from June 2015 to November 2018. Mr. Read has served as an independent Director of SandRidge Energy, Inc. since June 2018, including as Chairman of its Audit Committee. Mr. Read has served as an independent director of Luby’s, Inc. since August 2019. Mr. Read served as an independent director of Business Development Corporation of America from December 2014 to June 2018. Mr. Read also served as an independent director of Business Development Corporation of America II from December 2014 until its liquidation and dissolution in December 2015. Mr. Read served as the Chairman of the Board of Directors of Healthcare Trust, Inc., a real estate investment trust, from February 2015 to October 2016. Mr. Read also previously served on the advisory board for Oxis Biotech, Inc. during 2015 to 2016. Mr. Read has previously served as President of a variety of other companies and has previously served on a number of public and private company boards. He is a former Board member of the Cleveland Clinic Lou Ruvo Center for Brain Health. Mr. Read is admitted as a Certified Public Accountant and has an M.B.A. in Finance from the Wharton Graduate School of the University of Pennsylvania and a B.S. from Tulane University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)
Date: August 7, 2020	By:	/s/ Andrew Rackear
Name: Andrew Rackear Title: Chief Executive Officer and Secretary